Exhibit 5.1

CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

13 September 2022

+1 345 814 7786

cora.miller@conyers.com

China Jo-Jo Drugstores, Inc.

Hai Wai Hai Tongxin Mansion

Floor 6 Gong Shu District

Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Dear Mesdames and Sirs:

Re: China Jo-Jo Drugstores, Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s shelf registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a prospectus (the “Prospectus”) of an offering by the Company of up to US$200,000,000 of any combination of (i) ordinary shares, par value US$0.001 each of the Company (the “Ordinary Shares”), (ii) preferred shares, par value US$0.001 each of the Company (the “Preferred Shares”), (iii) debt securities (“Debt Securities”) entitling the holder to purchase, in exchange for extinguishment of debt, an amount of Equity Securities (as defined below) at a price that will be stated in the agreement creating the Debt Securities, (iv) warrants (“Warrants”) entitling the holder to purchase an amount of Equity Securities (as defined below) at a price that will be stated in the agreement creating the Warrants, (v) subscription rights (“Rights”) entitling the holder to purchase an amount of Equity Securities (as defined below) at a price that will be stated in the agreement creating the Rights, and (vi) units (“Units” and together with the Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants and the Rights, the “Equity Securities”) consisting of any combination of Equity Securities (the “Offering”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	the Registration Statement;

1.2.	the Prospectus;

1.3.	a copy of the Certificate of Incorporation, Certificate of Incorporation on Change of Name, Certificate of Merger and the Second Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution dated 18 March 2022 (the “Memorandum and Articles”);

1.4.	a copy of the written resolutions of the board of directors of the Company dated September 13, 2021 (the “Resolutions”);

1.5.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 September 2022 (the “Certificate Date”); and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and the other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the Company will issue the Equity Securities in furtherance of its objects as set out in its Memorandum and Articles;

2.6.	that the Memorandum and Articles will not be amended in any manner that would affect the opinions set forth herein;

2.7.	that, upon the issue of any Equity Securities to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof;

2.8.	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Equity Securities pursuant to the Registration Statement;

2.9.	the Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of the Nasdaq Stock Market;

2.10.	the Company will have sufficient authorized capital to effect the issue of each of the Ordinary Shares and Preferred Shares at the time of issuance, whether as a principal issue or on the conversion, exchange, exercise of a Warrant or a Debt Security;

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2.11.	that the form and terms of any and all Equity Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Rights), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof, will not violate the Memorandum and Articles nor any applicable law, regulation, order or decree in the Cayman Islands;

2.12.	that all necessary corporate action will be taken to authorise and approve any issuance of Equity Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.13.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.14.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares; and

2.15.	prior to, at the time of, and immediately following the approval of the transactions contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3.2	This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Equity Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

3.3	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	When issued and recorded in the register of members of the Company in accordance with the Memorandum and Articles and paid for as contemplated by the Registration Statement and Prospectus, the Ordinary Shares and Preferred Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Upon the due issuance by the Company of the Debt Securities, the Warrants, the Rights and/or the Units, and payment of the consideration therefor pursuant to the Registration Statement and Prospectus, such Debt Securities, Warrants, Rights and Units will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP

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